Exhibit 99.1

Thomas & Betts Corporation Reports Fourth Quarter 2011 Net Earnings from
Continuing Operations Up 30% to $1.00 per Diluted Share, Excluding Unusual
Items

Full Year 2011 EPS Increases 29% to $3.55

2012 Full Year Operating Earnings Guidance $3.90 - $4.20 per Diluted Share

NOTE TO INVESTORS:

Earlier today Thomas & Betts announced an agreement to be acquired by Swiss-based ABB (ABBN.VX), in a $3.9 billion cash transaction. A copy of the press release is available on the investor relations page of the company’s website at www.tnb.com and at www.abb.com. Given this announcement, the company will not host the previously announced quarterly earnings conference call. Instead, ABB and Thomas & Betts will jointly host conference calls for U.S. and European investors later today. Instructions for participating in the calls and replay information can be found at the conclusion of this press release.

Financial metrics discussed in this press release are stated on a continuing operations basis and exclude unusual items in all time periods unless otherwise noted. E.P.S. amounts are on a diluted basis. The accompanying financial tables present financial information in accordance with GAAP as well as non-GAAP reconciliations for items discussed in the text. Investors are strongly encouraged to consider all available information in their evaluation of Thomas & Betts.

MEMPHIS, Tenn. – January 29, 2012 – Thomas & Betts Corporation (NYSE:TNB) today reported a 13.4% increase in net sales and a 31% increase in net earnings from continuing operations for the fourth quarter 2011.

Sales in the quarter were $603.6 million, up 13.4% compared to fourth quarter 2010. Organic sales growth accounted for approximately 11% of the increase while acquisitions contributed 2.7%. The impact of foreign currency was negligible.

Net earnings from continuing operations increased 31.2% in the fourth quarter to $52.8 million. Earnings per diluted share increased 30% to $1.00.

Full year 2011 net sales increased 14.6% to $2.3 billion. Organic sales growth accounted for approximately 9% of the increase; acquisitions contributed 4.0%; and favorable foreign currency impacted sales by approximately 2%.

Full year 2011 net earnings from continuing operations increased 29% to $187.5 million. Earnings per share increased 29% to $3.55 per diluted share.

“Thomas & Betts finished 2011 on a strong note. Sales increased approximately 14% for both the fourth quarter and full year, while earnings per share grew 30% and 29%, respectively. In a year filled with continued economic challenges, our strong performance demonstrates the fundamental strength of our businesses and the effectiveness of our strategies,” said Dominic J. Pileggi, chairman and chief executive officer. “Our ability to execute against our plans and rapidly adapt to changing market dynamics helped us deliver organic sales growth of nearly 9% and expand segment margins to over 19% for the full year.”

SEGMENT HIGHLIGHTS:

Consolidated segment earnings increased 23.1%, to $119.3 million, compared to the fourth quarter of 2010. As a percent of sales, segment earnings were 19.8%, a 160 basis point improvement over the prior year. The earnings improvement was driven by improved mix and operating leverage in the Electrical segment and improved competitive dynamics in utility transmission markets served by the Steel Structures segment.

For the full year 2011, consolidated segment earnings increased 16.9% to $440.0 million. As a percent of sales, segment earnings improved 40 basis points to 19.2%, driven largely by strong performance in the Electrical segment.

Electrical segment sales increased 7.8% year-over-year to $477.2 million in the fourth quarter. Organic sales growth accounted for substantially all of the increase. The impact of foreign currency on sales was negligible.

Electrical segment earnings were $96.9 million or 20.3% of sales in the quarter, compared to $82.6 million, or 18.6% of sales last year. The 170 basis point expansion in the segment margin was driven by favorable product mix, improved operating leverage and benefits resulting from facility consolidation activities.

For the full year 2011, Electrical segment sales increased 13.5% to $1.9 billion. Organic sales growth accounted for approximately 8% of the increase; acquisitions contributed 3.2% and favorable foreign currency contributed 2.3%.

Electrical segment earnings increased 19.6% to $387.0 million for the full year 2011. As a percent of sales, Electrical segment earnings increased 100 basis points to 20.3% compared to 19.3% of sales in 2010. The earnings improvement reflects favorable product mix, enhanced operating leverage and benefits resulting from facility consolidation activities.

Steel Structures:

Fourth quarter Steel Structures segment sales increased 39.6% to $74.2 million, driven by higher demand and improved pricing as utilities have increased spending on electrical transmission projects. Segment earnings were $11.6 million or 15.6% of sales, in line with expectations and significantly higher than the prior year as a result of the improved competitive environment.

Full year 2011 Steel Structures sales were $250.8 million, up 14% from 2010, largely as a result of higher demand and pricing in the second half of the year as utilities refocused on improving the reliability of and expanding the transmission grid. Segment earnings for the full year were $30.7 million or 12.2% of sales compared to $34.9 million or 15.9% of sales in 2010. The decline reflects the highly price-competitive environment for steel transmission structure orders in mid to late 2010.

HVAC:

HVAC segment sales were $52.2 million in the fourth quarter, up 43.1% year over year l argely as a result of an acquisition in the third quarter. Excluding the acquisition, HVAC sales increased 3.0%, largely as a result of improved volumes.

HVAC segmentearnings were $10.8 million or 20.8% of sales for the fourth quarter. This compares to $8.4 million or 23.1% of sales last year.

For the full year, HVAC segment sales increased 33.7% to$141.5 million, including organic sales growth of over 9%. The previously noted acquisition contributed $24.9 million to full year sales.

Full year segment earnings were $22.3 million or 15.8% of sales compared to $17.9 million or 16.9% of sales in 2010. Routine acquisition-related purchase accounting requirements negatively impacted the full year margin.

BALANCE SHEET / LIQUIDITY HIGHLIGHTS:

Thomas & Betts ended the year with $552.3 million in cashand cash equivalents and over $500 million of availability under its credit facilities. Free cash flow for the yea r was$188.2 million or 8. 2% of net sal es. The p rimary uses of free cash flow during 2011 included: approximately $46 million for the repurchase of onemillion shares of common stock (including 500,000 shares in the fourth quarter);$45 million in capital expenditures; $39 million for voluntary pension plan contributions; and £18 million or approximately $30 million cash for the acquisition of AmbiRad in the HVAC segment.

Working capital was 13.4% of sales and total debt to total capitalization was 26.4% at year end.

GAAP EARNINGS AND UNUSUAL ITEMS:

Fourth quarter 2011 net earnings and earnings per diluted share increased 42% compared to the pri or year period. Net earnings were $56.8 million compared to $40.0 million in 2010. On a per diluted share basis, earnings were $1.08 and $0.76 for the fourth quarter 2011 and 2010, respectively. 2011 earnings include a $4.0 million ($0.08 per share) benefit from a reduction in the annual effective tax rate resulting from routine income tax estimate revisions for 2010 tax returns. 2010 earnings include $5.9 million pre-tax($3.7 million net of tax or $ 0.07 per share) in facility consolidation charges; and $3.4 million ($0.06 per share) in earnings from discontinued operations.

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Full year 2011 net earnings and earnings per diluted share increased 31% and 30% respectively compared to 2010. 2011 net earnings were $190.2 million versus $145.6 million in 2010. On a per diluted share basis, 2011 earnings were $3.60 compared to $2.76 in 2010. 2011 included $6.3 million pre-tax ($4.3 million net of tax or $0.08 per share) for facility consolidation charges; a $4.8 million pre-tax ($3.0 million net of tax or $0.05 per share) benefit for legal settlements; and a $4.0 million ($0.08 per share) benefit from the reduction in the annual effective tax rate noted earlier.

Full year 2010 net earnings include $9.1 million pre-tax ($5.8 million net of tax or $0.11 per share) for facility consolidation charges; a $5.3 million pre-tax ($3.3 million net of tax or $0.06 per share) charge for environmental remediation; a $1.5 million ($0.03 per share) benefit related to the release of tax reserves; and $0.15 per share from discontinued operations.

FULL YEAR 2012 GUIDANCE:

“We entered 2012 with solid momentum driven by the unique value proposition we provide our customers,” commented Pileggi. “However, there continues to be overhanging macro concern about the strength of the global economy, particularly the stability of the Eurozone and the potential for slowing growth in key emerging markets. Compared to 2011, the stronger U.S. dollar and moderating commodity costs will be headwinds to growth in 2012. With this in mind, we expect growth in North America to remain constrained with slowing growth in industrial markets; modest but choppy growth in construction markets; and continuing growth in utility markets led by spending on transmission projects.

“Based on this outlook, we expect full year 2012 consolidated sales to grow in the mid-single digit range and diluted earnings per share (operating basis) to be in the range of $3.90 to $4.20.”

CORPORATE OVERVIEW:

Thomas & Betts Corporation (NYSE:TNB) is a global leader in the design, manufacture and marketing of essential components used to manage the connection, distribution, transmission and reliability of electrical power in industrial, construction and utility applications. With a portfolio of over 200,000 products marketed under more than 45 premium brand names, Thomas & Betts products are found wherever electricity is used. Headquartered in Memphis, Tenn., Thomas & Betts has operations in more than 20 countries and approximately 9,400 employees. For more information, please visit www.tnb.com.

FORWARD-LOOKING STATEMENTS:

This document includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts and are subject to risks and uncertainties in our operations, business, economic and political environment. Forward-looking statements may be identified by the use of words such as “achieve,” “should,” “could,” “may,” ‘anticipates,” “expects,” “might,” “believes,” “intends,” “predict,” “will” and other similar expressions. These statements are based on the current expectations and beliefs of Thomas & Betts, and involve a number of risks and uncertainties that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: 1) the possibility that the companies may be unable to obtain shareholder or regulatory approvals required for the merger; 2) the risk that a condition to closing of the proposed transaction may not be satisfied; 3) the Company’s and ABB’s ability to consummate the proposed merger, including the financing thereof; 4) the businesses may suffer as a result of uncertainties surrounding the merger; 5) the ability of the Company to retain and hire key personnel and maintain relationships with providers or other business partners; and 6) the industry may be subject to future regulatory or legislative actions and other risks that are described in SEC reports filed or furnished by Thomas & Betts and ABB. In addition, any statements regarding Thomas & Betts’ projected 2012 sales and earnings; the future demand for Thomas & Betts’ products and services, including the present spending trends by our customers; and Thomas & Betts’ future performance as delineated in our forward-looking guidance, and particularly our expectations with respect to sales and foreign exchange impact, constitute forward-looking statements. Such forward-looking statements are based on Thomas & Betts’ current expectations and beliefs and involve a number of risks and uncertainties that are difficult to predict and that may cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: the availability and cost of raw materials; changes in customer demand; loss of key personnel; changes in customer credit; changes in laws or governmental policies; interest rate and foreign currency exchange rate fluctuations; changes in tax regulations and laws; changes in generally accepted accounting principles; and changes in

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business, political or economic conditions due to the threat of future terrorist activity or acts of war in the U.S. or other parts of the world. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Thomas & Betts’ Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the SEC on February 16, 2011, as well as other filings the Company makes with the SEC.

Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Thomas & Betts. Thomas & Betts assumes no obligation and expressly disclaims any duty to update information contained in this filing except as required by law.

ADDITIONAL INFORMATION AND WHERE TO FIND IT:

This document may be deemed to be solicitation material in respect of the proposed merger between Thomas & Betts Corporation and a subsidiary of ABB Ltd. In connection with the proposed merger, Thomas & Betts will file a preliminary proxy statement and a definitive proxy statement with the SEC. The information contained in the preliminary filing will not be complete and may be changed. Before making any voting or investment decisions, investors and security holders are urged to read the definitive proxy statement when it becomes available and any other relevant documents filed with the SEC because they will contain important information about the proposed merger. The definitive proxy statement will be mailed to the shareholders of Thomas & Betts seeking their approval of the proposed merger. Thomas & Betts’ shareholders will also be able to obtain a copy of the definitive proxy statement free of charge by directing a request to: Thomas & Betts Corporation, 8155 T&B Boulevard, Memphis, TN, 38125, Attention: General Counsel. In addition, the preliminary proxy statement and definitive proxy statement will be available free of charge at the SEC’s website, www.sec.gov, or shareholders may access copies of the documentation filed with the SEC by Thomas & Betts on its website at www.tnb.com.

Thomas & Betts and its directors, executive officers and certain other employees may be deemed to be participants in the solicitation of proxies of Thomas & Betts shareholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Thomas & Betts directors and executive officers by reading Thomas & Betts’ proxy statement for its 2011 annual meeting of shareholders, which was filed with the SEC on March 11, 2011. Additional information regarding potential participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement and other relevant materials filed by Thomas & Betts with the SEC in connection with the proposed merger when they become available.

ACQUISITION CONFERENCE CALL / REPLAY INFORMATION:

Management from Thomas & Betts and ABB will host a conference call for European investors and media beginning at 9:00 a.m. Central European Time (CET). The dial in numbers are:

●	UK: +44 203 059 5862
●	Sweden: +46(0) 85 051 0031
●	All other European countries: +41 91 610 5600.
●
 An audio replay of the call will be available approximately one hour after the call’s conclusion and will be available for 24 hours: To access the replay, dial: +44 207 108 6233 (UK), +41 91 612 4330 (rest of Europe) or +1 866 416 2558 (U.S./Canada). The access code is 17475 followed by the # key. A podcast of the call will be available on www.abb.com/news.

A second conference call for North American investors and media is scheduled to begin today at 8:30 a.m. ET (7:30 a.m. CT). The dial-in numbers are:

●	U.S. / Canada: (1) 866 291 4166
●	Europe and rest of world: +41 91 610 5600
●
  An audio replay of the call will be available approximately one hour after the call’s conclusion and be available for 24 hours. Replay numbers: 1 866 416 2558 (U.S./Canada) or 41 91 612 4330 (Europe and the rest of the world). The access code is 19163, followed by the # key. A podcast of the call will be available on www.abb.com/news.

CONTACT:	Tricia Bergeron
(901) 252-8266 or tricia.bergeron@tnb.com

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THOMAS & BETTS CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Quarter Ended		Year to Date
	December 31,	December 31,	December 31,	December 31,
	2011	2010	2011	2010

Net sales	$603,628	$532,524	$2,297,531	$2,004,366
Cost of sales	410,133	374,024	1,579,011	1,387,334
Gross profit	193,495	158,500	718,520	617,032
Gross profit - % of net sales	32.1%	29.8%	31.3%	30.8%

Selling, general and administrative	115,070	106,389	428,726	396,269
Selling, general and administrative - % of net sales	19.1%	20.0%	18.7%	19.8%

Earnings from operations	78,425	52,111	289,794	220,763
Earnings from operations - % of net sales	13.0%	9.8%	12.6%	11.0%

Interest expense, net	(7,812)	(8,809)	(32,012)	(35,124)
Other (expense) income, net	1,057	(389)	742	(299)

Earnings before income taxes	71,670	42,913	258,524	185,340

Income tax provision	14,833	6,280	68,371	47,604
Effective tax rate	20.7%	14.6%	26.4%	25.7%

Net earnings from continuing operations, net	56,837	36,633	190,153	137,736

Earnings from discontinued operations	-	3,350	-	7,904

Net earnings	$56,837	$39,983	$190,153	$145,640

Basic earnings per share:
Continuing operations	$1.11	$0.71	$3.68	$2.66
Discontinued operations	-	0.07	-	0.16
Net earnings	$1.11	$0.78	$3.68	$2.82

Diluted earnings per share:
Continuing operations	$1.08	$0.70	$3.60	$2.61
Discontinued operations	-	0.06	-	0.15
Net earnings	$1.08	$0.76	$3.60	$2.76

Average shares outstanding:
Basic	51,378	51,236	51,670	51,717
Diluted	52,444	52,514	52,783	52,777

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THOMAS & BETTS CORPORATION AND SUBSIDIARIES
Segment Information
(In thousands)
(Unaudited)

	Quarter Ended		Year to Date
	December 31,	December 31,	December 31,	December 31,
	2011	2010	2011	2010
Net sales:
Electrical	$477,229	$442,886	$1,905,221	$1,678,645
Steel Structures	74,181	53,144	250,785	219,897
HVAC	52,218	36,494	141,525	105,824
Total net sales	$603,628	$532,524	$2,297,531	$2,004,366

Segment earnings:
Electrical	$96,888	$78,415	$382,169	$316,201
Steel Structures	11,579	5,908	30,657	34,935
HVAC	10,839	6,679	20,886	16,145
Total reportable segment earnings	$119,306	$91,002	$433,712	$367,281

Corporate expense	(12,723)	(12,113)	(43,147)	(52,318)
Depreciation and amortization expense	(20,960)	(20,821)	(84,346)	(79,596)
Share-based compensation expense	(7,198)	(5,957)	(16,425)	(14,604)
Interest expense, net	(7,812)	(8,809)	(32,012)	(35,124)
Other (expense) income, net	1,057	(389)	742	(299)

Earnings before income taxes	$71,670	$42,913	$258,524	$185,340

Segment earnings - % of net sales:
Electrical	20.3%	17.7%	20.1%	18.8%
Steel Structures	15.6%	11.1%	12.2%	15.9%
HVAC	20.8%	18.3%	14.8%	15.3%
Total	19.8%	17.1%	18.9%	18.3%

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THOMAS & BETTS CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31,	December 31,
	2011	2010
ASSETS

Current assets:
Cash and cash equivalents	$552,256	$455,198
Receivables, net	284,855	230,203
Inventories	236,409	220,250
Other current assets	70,413	51,444
Total current assets	1,143,933	957,095

Property, plant and equipment, net	299,218	305,796
Goodwill	974,287	967,889
Other intangible assets, net	324,564	340,544
Other assets	81,719	61,069

Total assets	$2,823,721	$2,632,393

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Current maturities of long-term debt	$339	$322
Accounts payable	213,052	190,839
Accrued liabilities	123,266	126,241
Income taxes payable	10,230	26,263
Total current liabilities	346,887	343,665

Long-term debt, net of current maturities	574,416	574,090
Other long-term liabilities	300,131	247,856
Shareholders' equity	1,602,287	1,466,782

Total liabilities and shareholders' equity	$2,823,721	$2,632,393

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THOMAS & BETTS CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Year to Date
	December 31,	December 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$190,153	$145,640
Adjustments:
Depreciation and amortization	84,346	81,060
Share-based compensation expense	16,425	14,875
Deferred income taxes	11,722	(1,536)
Incremental tax benefits from share-based payment arrangements	(6,437)	(2,870)
Loss (gain) on sale of divested business	-	(3,338)
Changes in operating assets and liabilities, net (a):
Receivables	(48,085)	(15,051)
Inventories	(11,125)	(6,013)
Accounts payable	18,680	32,209
Accrued liabilities	(1,223)	7,319
Income taxes payable	(15,250)	4,348
Pension and other postretirement benefits	2,920	14,698
Funding to qualified pension plans	(42,599)	(2,386)
Other	(5,219)	6,757
Net cash provided by (used in) operating activities	194,308	275,712

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of businesses, net of cash acquired	(29,184)	(175,503)
Purchases of property, plant and equipment	(45,453)	(33,397)
Proceeds from sale of business	-	78,000
Other	2,067	2,779
Net cash provided by (used in) investing activities	(72,570)	(128,121)

CASH FLOWS FROM FINANCING ACTIVITIES:
Stock options exercised	27,421	19,706
Repurchase of common shares	(46,445)	(66,461)
Revolving credit facility proceeds (repayments), net	-	(65,000)
Debt issuance costs	(2,231)	-
Repayment of debt and other borrowings	(437)	(70,781)
Incremental tax benefits from share-based payment arrangements	6,437	2,870
Net cash provided by (used in) financing activities	(15,255)	(179,666)

EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	(9,425)	8,660

Net increase (decrease) in cash and cash equivalents	97,058	(23,415)
Cash and cash equivalents at beginning of period	455,198	478,613
Cash and cash equivalents at end of period	$552,256	$455,198

Cash payments for interest	$33,365	$36,489
Cash payments for income taxes	$78,797	$46,659

(a) Net of foreign exchange and acquisition effects

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THOMAS & BETTS CORPORATION AND SUBSIDIARIES
Selected Information
(In millions, except E.P.S.)
(Unaudited)

Reconciliation of Unusual Items

	Quarter Ended
	December 31, 2011
	Net-of-Tax	E.P.S.	Net-of-Tax	E.P.S.

Reported net earnings from continuing operations	$56.8	$1.08	$36.6	$0.70

Excluded Items:
Income tax adjustments	(4.0)	(0.08)	-	-
Facility consolidations	-	-	3.7	0.07
Total excluded items	(4.0)	(0.08)	3.7	0.07

Net earnings from continuing operations excluding unusual items	$52.8	$1.00	$40.3	$0.77

	Year Ended
	December 31, 2011		December 31, 2010
	Net-of-Tax	E.P.S.	Net-of-Tax	E.P.S.

Reported net earnings from continuing operations	$190.2	$3.60	$137.7	$2.61

Unusual Items:
Income tax adjustments	(4.0)	(0.08)	-	-
Facility consolidations	4.3	0.08	5.8	0.11
Legal settlements (a)	(3.0)	(0.05)	-	-
Environmental site remediation (a)	-	-	3.3	0.06
Release of tax reserve	-	-	(1.5)	(0.03)
Total unusual items	(2.7)	(0.05)	7.6	0.14

Net earnings from continuing operations excluding unusual items	$187.5	$3.55	$145.3	$2.75

(a) Benefit and charges are reflected in Segment Information in Corporate expense.

Note: The Selected Information above is not calculated in accordance with Generally Accepted Accounting Principles (GAAP) and should not be considered a substitute for or superior to financial measures in accordance with GAAP. Management believes these non-GAAP financial measures provide investors and our management with additional useful information to measure and forecast our liquidity and operating results and to compare our liquidity and operating results on a more consistent basis against that of other companies in the markets that we serve.

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THOMAS & BETTS CORPORATION AND SUBSIDIARIES
Selected Information (continued)
(In millions)
(Unaudited)

Reconciliation of Unusual Items - Segment Earnings

	Quarter Ended
	December 31, 2011				December 31, 2010
	Electrical	Steel	HVAC	Total		Steel	HVAC	Total

Reported segment earnings	$96.9	$11.6	$10.8	$119.3	$78.4	$5.9	$6.7	$91.0

Unusual Items:
Facility consolidations	-	-	-	-	4.2	-	1.7	5.9
Total unusual items	-	-	-	-	4.2	-	1.7	5.9

Segment earnings excluding unusual items	$96.9	$11.6	$10.8	$119.3	$82.6	$5.9	$8.4	$96.9
Segment earnings - % of net sales	20.3%	15.6%	20.85%	19.8%	18.6%	11.1%	23.1%	18.2%

	Year Ended
	December 31, 2011				December 31, 2010
	Electrical	Steel	HVAC	Total		Steel	HVAC	Total

Reported segment earnings	$382.2	$30.7	$20.8	$433.7	$316.2	$34.9	$16.2	$367.3

Unusual Items:
Facility consolidations	4.8	-	1.5	6.3	7.4	-	1.7	9.1
Total unusual items	4.8	-	1.5	6.3	7.4	-	1.7	9.1

Segment earnings excluding unusual items	$387.0	$30.7	$22.3	$440.0	$323.6	$34.9	$17.9	$376.4
Segment earnings - % of net sales	20.3%	12.2%	15.8%	19.2%	19.3%	15.9%	16.9%	18.8%

Note: The Selected Information above is not calculated in accordance with Generally Accepted Accounting Principles (GAAP) and should not be considered a substitute for or superior to financial measures in accordance with GAAP. Management believes these non-GAAP financial measures provide investors and our management with additional useful information to measure and forecast our liquidity and operating results and to compare our liquidity and operating results on a more consistent basis against that of other companies in the markets that we serve.

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THOMAS & BETTS CORPORATION AND SUBSIDIARIES
Selected Information (continued)
(In thousands, except ratios)
(Unaudited)

Reconciliation of Free Cash Flow

	Year to Date
	December 31,	December 31,
	2011	2010

Net cash provided by (used in) operating activities	$194,308	$275,712
Add: Voluntary pension contributions	39,339	-
Less: Purchases of property, plant and equipment	(45,453)	(33,397)
Free Cash Flow	$188,194	$242,315

Reconciliation of Working Capital as a Percentage of Sales
	December 31,	December 31,
	2011	2010

Receivables, net	$284,855	$230,203
Inventories	236,409	220,250
Accounts payable	(213,052)	(190,839)
Working capital	$308,212	$259,614

Net sales - rolling 4 quarters	$2,297,531	$2,004,366

Working capital as a percentage of sales	13.4%	13.0%

Reconciliation of Total Debt-to-Total Capitalization
	December 31,	December 31,
	2011	2010

Current maturities of long-term debt	$339	$322
Long-term debt, net of current maturities	574,416	574,090
Total debt	574,755	574,412

Shareholders' equity	1,602,287	1,466,782

Total capitalization	$2,177,042	$2,041,194

Total debt-to-total capitalization	26.4%	28.1%

Note: The Selected Information above is not calculated in accordance with Generally Accepted Accounting Principles (GAAP) and should not be considered a substitute for or superior to financial measures in accordance with GAAP. Management believes these non-GAAP financial measures provide investors and our management with additional useful information to measure and forecast our liquidity and operating results and to compare our liquidity and operating results on a more consistent basis against that of other companies in the markets that we serve.

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